UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 15, 2023

MULLEN AUTOMOTIVE INC.

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed to amend the Current Report on Form 8-K filed on December 21, 2023 (the “Original 8-K”) by Mullen Automotive Inc. to clarify the number of votes present for quorum at the Company’s Special Meeting (as defined below) held on December 15, 2023 and reconvened on December 18, 2023. Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original 8-K.

Item 3.03.	Material Modification To Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated by reference herein in response to this Item.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2023, Mullen Automotive Inc. (the “Company”) held a Special Meeting of Stockholders, which was adjourned to, and reconvened on, December 18, 2023 (the “Special Meeting”). At the Special Meeting reconvened on December 18, 2023, the stockholders approved a proposal to authorize a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio within the range of 1-for-2 to 1-for-100, as determined by the board of directors of the Company (the “Board”).

The Board approved a one-for-one hundred (1-for-100) reverse stock split ratio and, on December 20, 2023, the Company filed a Certificate of Amendment (the “Amendment”) to its Second Amended and Restated Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a one-for-one hundred (1-for-100) reverse stock split (the “Reverse Stock Split”) of its Common Stock. The Reverse Stock Split will become effective on December 21, 2023 at 12:01 am Eastern Time (the “Effective Time”).

As a result of the Reverse Stock Split, at the Effective Time, every one hundred (100) shares of the Company’s pre-Reverse Stock Split Common Stock will combine and automatically become one (1) share of Common Stock. The Company’s Common Stock is expected to begin trading on a split-adjusted basis when the Nasdaq Stock Market opens for trading on December 21, 2023. The Common Stock will continue to trade on the Nasdaq Stock Market under the existing symbol “MULN”, but with a new CUSIP number of 62526P 406. The Reverse Stock Split will not change the authorized number of shares or the par value of the Common Stock nor modify any voting rights of the Common Stock.

Also, at the Effective Time, the number of shares of Common Stock issuable upon exercise of warrants, preferred stock, and other convertible securities, as well as any commitments to issue securities, that provide for adjustments in the event of a reverse stock split will be appropriately adjusted pursuant to their applicable terms for the Reverse Stock Split. If applicable, the conversion price for each outstanding share of preferred stock and the exercise price for each outstanding warrant will be increased, pursuant to their terms, in inverse proportion to the 1-for-100 split ratio such that upon conversion or exercise, the aggregate conversion price for conversion of preferred stock and the aggregate exercise price payable by the warrant holder to the Company for shares of Common Stock subject to such warrant will remain approximately the same as the aggregate conversion or exercise price, as applicable, prior to the Reverse Stock Split. Accordingly, after the Effective Time, the as-adjusted conversion ratio or price of the outstanding shares of preferred stock will be as follows: (a) each share of series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”), will be convertible into 0.0044 shares of Common Stock, (b) the conversion price for each share of series C preferred stock, par value $0.001 per share (“Series C Preferred Stock”), will be $198,900, and (c) the conversion price for each share of series D preferred stock, par value $0.001 per share (“Series D Preferred Stock”), will be $9,853. There are no outstanding shares of series B preferred stock, par value $0.001 per share (“Series B Preferred Stock”). Furthermore, pursuant to the terms of the amendment to the Company’s 2022 Equity Incentive Plan, which was approved by the stockholders at the Company’s annual meeting held on August 3, 2023, the additional 52 million shares of Common Stock available for issuance under the 2022 Equity Incentive Plan will not be adjusted as a result of the Reverse Stock Split. There are currently no outstanding stock options.

No fractional shares will be issued in connection with the Reverse Stock Split. All shares of common stock that are held by a stockholder will be aggregated subsequent to the Reverse Stock Split and each fractional share resulting from such aggregation held by a stockholder will be rounded up to the next whole share.

Our transfer agent, Continental Stock Transfer & Trust Company, is acting as the exchange agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Company’s Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connect with the Reverse Stock Split.

The foregoing description is qualified in its entirety by the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 15, 2023, the Company held its Special Meeting, which, pursuant to the stockholder vote on Proposal 2, was adjourned to, and reconvened on, December 18, 2023, solely with respect to the voting on Proposal 1 seeking approval of a reverse stock split of the Company’s Common Stock.

As of November 6, 2023, the record date of the Special Meeting, there were 413,097,639 shares of Common Stock, 648 shares of Series A Preferred Stock and 1,210,056 shares of Series C Preferred Stock entitled to vote at the Special Meeting. There are no shares of Series B Preferred Stock outstanding and the Series D Preferred Stock were not entitled to vote on the matters at the Special Meeting. Holders of Series A Preferred Stock are entitled to one thousand (1,000) votes for each share of Series A Preferred Stock. Holders of Series C Preferred Stock are entitled to one vote for each share of Common Stock into which such Series C Preferred Stock could then be converted, which was 5,379 shares. A total of 204,072,494 votes were present, in person or by proxy, at the Special Meeting on December 15, 2023 and a total of 245,676,219 votes were present, in person or by proxy, at the reconvened Special Meeting on December 18, 2023, constituting a quorum. The following are the voting results for the proposals considered and voted upon at the Special Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2023:

Proposal No. 1: Approval of the amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding Common Stock at an exchange ratio between 1-for-2 to 1-for-100, as determined by the Board, which the Company expects that the primary focus of the Board in determining whether or not to effectuate the Reverse Stock Split will be the ability to obtain and maintain a continued price of at least $1.00 per share of its Common Stock on The Nasdaq Capital Market without effecting the Reverse Stock Split.

Votes For	Votes Against	Abstentions	Broker Non-Votes
129,275,991	115,113,756	1,286,472	N/A

Proposal No. 2: Approval of the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum.

Votes For	Votes Against	Abstentions	Broker Non-Votes
107,012,078	94,019,397	3,041,019	N/A

Item 7.01	Regulation FD Disclosure

On December 19, 2023, the Company issued a press release regarding the Reverse Stock Split. The press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has registration statements on Form S-3 (File No. 333-269766, 333-268497, 333-267913, 333-267502, 333-266583, 333-263880, and 333-262093) and registration statements on Form S-8 (File No. 333-274113, 333-267417 and 333-266787) on file with the SEC. SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1*	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on December 20, 2023
99.1*	Press Release dated December 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Previously filed with the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: December 21, 2023	By:	/s/ David Michery
David Michery
Chief Executive Officer